                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 11-K

(Mark One)

     [X] ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended                   December 31, 1992
                         -------------------------------------------------------

                                       OR

     [  ] TRANSITION REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES
           EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the transition period from_______________________to_________________________
Commission file number__________________________________________________________





                            PLAINS PETROLEUM COMPANY
                             401 (k) PLAN AND TRUST
                            (Full title of the Plan)



                            PLAINS PETROLEUM COMPANY
          (Name of issuer of the securities held pursuant to the Plan)



                         12596 W BAYAUD AVE., SUITE #400
                           LAKEWOOD,  COLORADO   80228
                    (Address of principal executive offices)

                            PLAINS PETROLEUM COMPANY
                                  401 (k) PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                   (UNAUDITED)

                                                                    December 31,
                                                              1992                1991
                                                         -------------      ---------------
ASSETS

Cash                                                        $25,295        $      -

Investments, at fair value ( Note 4)
     Common stock, Plains Petroleum Company                 181,530            178,581
     Common trust funds                                     417,296             -

Deposit with insurance company, at contract value
      (Note 4)                                              387,169            878,937
                                                            -------            -------

     Total assets                                        $1,011,290         $1,057,518


LIABILITIES
                                                              -                  -
                                                       ------------      -------------

Net assets available for benefits                        $1,011,290         $1,057,518
                                                         ----------         ----------
                                                         ----------         ----------




The accompanying notes are an integral part of these financial statements.

                            PLAINS PETROLEUM COMPANY
                                  401 (k) PLAN
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                   (Unaudited)

                                                                         Yearend December 31,
                                                                        ---------------------
                                                              1992           1991           1990
                                                            --------       --------       --------
Additions to net assets attributed to:
Investment Income
     Net appreciation/(depreciation) in fair value of
          investments (Note 4)                               $17,057       $(64,314)      $(17,905)
     Interest and dividends                                   29,237         25,144         33,385
                                                              ------         ------         ------
                                                              46,294        (39,170)        15,480

     Less investment expenses                                    --             --            --
                                                              ------         ------         ------

                                                              46,294        (39,170)        15,480
                                                              ------         ------         ------
Contributions
     Participants                                            193,299        147,655         48,438
     Transfers (Note 1 )                                    (213,504)          --          908,485
                                                            ---------      ---------       -------
                                                             (20,205)       147,655        956,923
                                                             --------       --------       -------
            Total additions                                   26,089        108,485        972,403

Deductions from net assets attributed  to:
Benefits paid to participants                                 72,317         18,490          4,880
                                                              -------       --------        ------

                    Net Increase                             (46,228)        89,995        967,523

Net assets available for benefits
     Beginning of year                                     1,057,518        967,523           --
                                                           ----------    -----------    ----------
     End of year                                          $1,011,290     $1,057,518       $967,523
                                                           ----------    -----------    ----------
                                                           ----------    -----------    ----------




The accompany notes are an integral part of these financial statements.

                            PLAINS PETROLEUM COMPANY
                                  401 (k) PLAN
                          Notes to Financial Statements


NOTE ONE       DESCRIPTION OF PLAN

          By Resolution of the Board of Directors of Plains Petroleum Company (the "Company"), the Plains Petroleum Company 401(k) Plan & Trust (the "Plan") was established effective July 1, 1990 for the benefit of eligible employees of the Company. Through June 30, 1990, employees of the Company were permitted to make elective deferral contributions to the Company's Profit Sharing Plan under
Section 401 (k) of the Internal Revenue Service Code (the "Code"). These elective deferrals under the Profit Sharing Plan were transferred to the Plan effective July 1, 1990. (See Transfers made in 1990 and 1992.) The employees of the Company's subsidiariesPlains Petroleum Operating Company and Plains Petroleum Gathering Company, are eligible to participate in the Plan.

          The following description of the Plan provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

GENERAL

          The Plan is a defined contribution plan covering employees who had an elective deferral contribution under the Profit Sharing Plan on June 30, 1990 and any other employees who thereafter elect to participate in the Plan and have executed an elective deferral agreement.

          The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

CONTRIBUTIONS

          Participants may elect through payroll deduction to contribute up to 10 percent of their annual wages including overtime but before bonuses, commissions and other benefits, as defined. Contributions for any calendar year are limited pursuant to requirements of the Code.

PARTICIPANT ACCOUNTS

          Each participant's account is credited with the participant's contribution. Allocations of Plan earnings are based on participant's account balances. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

INVESTMENT OPTIONS

          Participants may direct, as defined by the Plan, investment of their contributions and accumulated earnings to Plains Petroleum Company common stock and/or to various investment options offered by the insurance company with which the Company has contracted with for separate pooled accounts.

          With respect to investments made in Plains Petroleum Company common stock, dividends on shares held by the Trust are re-invested in Plains Petroleum common stock and allocated to participants' accounts. Further, participants are entitled to exercise voting rights attributable to their shares allocated to their account by instructing the Trustee of their voting preference. The Trustee shall follow the directions of those Participants who provide timely instructions to the Trustee. For voting rights attributed to shares for which no instructions are provided at least ten days prior to time that such shares are entitled to be voted, the Trustee will vote the uninstructed shares in direct proportion to the voting instructions received from responding participants.

VESTING

          Participants are fully vested in their voluntary contributions plus actual earnings thereon.

PAYMENTS OF BENEFITS

          The Trustee of the Plan may make distributions to the Participants subject to the following circumstances as defined by the Code: 1) termination of service, 2) termination of the Plan, 3) sale of substantially all of the Company's assets, 4) sale of the Company's interest in its subsidiary, 5) Participant financial hardship, or 6) Participant attains age 59-1/2. Distributions are made in cash, common stock or a combination as provided by the Plan and may be made in the form of an annuity, lump-sum, installment or a combination subject to the provisions of the Plan.

PARTICIPATING EMPLOYEES

          As of December 31, 1992, a total of 113 persons were participants in or beneficiaries of the Plan.

REPORTS TO PARTICIPATING EMPLOYEES

          Annual statements are sent to participants covering the status of the participants' accounts under the Plan.

PLAN ADMINISTRATION

          The Plan is administered by an Advisory Committee of Trustees comprised of three employees of the Company or its subsidiary. The Committee members receive no compensation for their services. Any Trustee may be removed, and a new Trustee appointed, by the Company upon 30 days' notice to the Trustee.


NOTE TWO       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Quoted market prices are used to value the Company's common stock investments at December 31. The contract value of investments with the insurance company is provided by the insurance company.

          Dividend income is accrued on the ex-dividend date. Purchases and sales of securities are recorded on a trade-date basis. Realized gains and losses from security transactions are reported on the average cost method.

NOTE THREE          TAX STATUS

          The Plan operates as a qualified plan under Sections 401(a) and 401(k) of the Code. Qualification of the Plan means that a Participant will not be subject to federal income taxes on Elective Deferral Contributions, or on earnings or appreciation on all account balances held in the Plan, until such amounts either are withdrawn by or distributed to the Participant, or are distributed to the Participant's spouse or beneficiary in the event of the Participant's death. Participant elective deferral contributions are not taxed for purposes of federal income tax except for social security taxes. Distributions of contributions and all accumulated earnings thereon to Participants will be subject to federal income tax as defined by the Code.

          The Plan has obtained a favorable tax determination letter from the Internal Revenue Service and the Company believes that the Plan continues to qualify and to operate as designed.

NOTE FOUR      INVESTMENTS

          The fair value of the Plan's investments held in a trust by the Trustee, at December 31, are presented in the following table. Investments that represent 5 percent or more of the Plan's net assets are separately identified.

                                                 Number of Shares     Fair Value
INVESTMENTS AT FAIR VALUE AS DETERMINED BY
  QUOTED MARKET PRICE

As of December 31, 1990:
Plains Petroleum Company
  Common Stock  (cost of $157,923)                     5,334            $140,018
                                                                        --------
                                                                        --------
As of December 31, 1991:
Plains Petroleum Company
  Common Stock  (cost of $242,895)                     6,266            $178,581
                                                                        --------
                                                                        --------
As of December 31, 1992:
Plains Petroleum Company
  Common Stock  (cost of $213,784)                     7,277            $181,530
                                                                        --------
                                                                        --------

INVESTMENTS AT ESTIMATED FAIR VALUE                                     12/31/92
                                                                        --------
Common Trust Funds:
  Stable Return Fund                                                    $244,838
  Common Stock Fund                                                      172,458
                                                                         -------
                                                                        $417,296
                                                                        --------
                                                                        --------

DEPOSIT WITH INSURANCE COMPANY

     In 1990, the Plan entered into a deposit contract with the United of Omaha Life Insurance Co. (United). United maintains the contributions in a pooled account. The account is credited with actual earnings on the underlying investments. The contract is included in the financial statements at the December 31st contract value as reported to the Plan by United.

NOTE FIVE      PLAN AMENDMENT OR TERMINATION

     The Plan has no specified duration. The Company has no current plans to terminate the Plan, but reserves the right to amend, suspend, or terminate it at any time. Rights or benefits previously acquired by or allocated for Participants will not be adversely affected by any such action unless the officers of the Company, on advice of legal counsel, determine such action to be necessary or advisable to conform the Plan to the requirements of Sections 401 and 501 of the Code or other federal law. All account balances will be fully vested in the event of a termination.